UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

September 1, 2004
(Date of earliest event reported)

Offshore Logistics, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-31617	72-0679819
(Commission File Number)	(IRS Employer
Identification No.)
224 Rue de Jean P.O. Box 5C,
Lafayette, Louisiana	70505
(Address of Principal Executive Offices)	(Zip Code)

(337) 233-1221
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

        On September 1, 2004 (the “Effective Date”), Keith Chanter entered into a separation agreement (the “Agreement”) with Bristow Helicopter Group Limited (“Bristow”). Offshore Logistics, Inc. (“OLOG”) has joined in the Agreement for the limited purpose of assuring that the compensation and benefits payable by Bristow to Mr. Chanter are timely and properly made. The Agreement terminates and supersedes Mr. Chanter’s employment agreement with Bristow dated as of September 26, 1997 and all amendments thereto.

      Under the Agreement:

o	Mr. Chanter will terminate his employment with Bristow as of the Effective Date.

o	Mr. Chanter is obligated to provide consulting services as an independent contractor to Bristow until December 31, 2004.

o	Mr. Chanter is subject to confidentiality and non-competition covenants.

o	Mr. Chanter will receive the following amounts on September 17, 2004: (i) a Technical Services Payment of £51,917, (ii) a Loss of Office payment of £30,000, and (iii) one-half of his Termination Payment of £366,208, or £183,104. The remaining £183,104 of his Termination Payment will be payable in four equal monthly installments of £45,776, without interest, beginning on September 30, 2004.

o	For a period of one year after the Effective Date, Bristow shall provide Mr. Chanter with private medical insurance, life insurance, personal accident coverage and motor vehicle insurance; provided, however that the obligation of Bristow to maintain such insurance coverages shall cease upon Mr. Chanter’s commencement of full-time employment with another company.

o	All of Mr. Chanters’ options to buy common stock of OLOG granted pursuant to the 1994 Long-Term Management Incentive Plan will vest and become immediately exercisable as of the Effective Date. Certain of these options will remain exercisable for a period of twelve months from the Effective Date.

o	Mr. Chanter releases and discharges Bristow, OLOG and all of their respective parents, owners, subsidiaries and affiliates from all claims and rights of action, including those related to, arising from or attributed to Mr. Chanter’s employment with Bristow and all other acts or omissions related to any matter up to and including the date of Chanter’s execution of this Agreement.

        This description of the Agreement is qualified by reference to the full text of the Agreement. A copy of the Agreement is included as Exhibit 10.1 to this report and is incorporated by reference into this Item.

Item 9.01. Financial Statements and Exhibits.

(c)     Exhibits.

Exhibit Number	Description of Exhibit
10.1	Agreement dated as of September 1, 2004, between Bristow Aviation Holdings, Ltd. and Keith Chanter.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 7, 2004

OFFSHORE LOGISTICS, INC. (Registrant) /s/ H. Eddy Dupuis —————————————— H. Eddy Dupuis Chief Financial Officer